                                 PG ENERGY INC.
                         NOTICE OF GUARANTEED DELIVERY
                 OF SHARES OF 4.10% CUMULATIVE PREFERRED STOCK

     This form, or a form substantially equivalent to this form, must be used to accept the Offer (as defined below) if certificates for the shares of 4.10% Cumulative Preferred Stock of PG Energy Inc., formerly known as Pennsylvania Gas and Water Company, are not immediately available, if the procedure for book-entry transfer cannot be completed on a timely basis, or if time will not permit all other documents required by the Letter of Transmittal to be delivered to the Depositary on or prior to the Expiration Date (as defined in Section 5 of the Offer to Purchase defined below). Such form may be delivered by hand or transmitted by mail, or (for Eligible Institutions only) by facsimile transmission, to the Depositary. See Section 6 of the Offer to Purchase. THE ELIGIBLE INSTITUTION, WHICH COMPLETES THIS FORM, MUST COMMUNICATE THE GUARANTEE TO THE DEPOSITARY AND MUST DELIVER THE LETTER OF TRANSMITTAL AND CERTIFICATES FOR SHARES TO THE DEPOSITARY WITHIN THE TIME SHOWN HEREIN. FAILURE TO DO SO COULD RESULT IN A FINANCIAL LOSS TO SUCH ELIGIBLE INSTITUTION.

            To: ChaseMellon Shareholder Services, L.L.C., Depositary

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
              By Mail:                     By Facsimile Transmission:          By Hand or Overnight Courier:
     Reorganization Department                   (201) 329-8936                  Reorganization Department
           P.O. Box 3301                                                                120 Broadway
        South Hackensack, NJ                                                             13th Floor
               07606                                                                 New York, NY 10271
                                             Confirm by Telephone:
                                                 (201) 296-4209
                                                       or
                                                 (201) 296-4381
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DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR
TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE NUMBER OTHER THAN THE ONE LISTED
ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

     THIS FORM IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN ELIGIBLE INSTITUTION UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

Ladies and Gentlemen:

     The undersigned hereby tenders to PG Energy Inc., a Pennsylvania corporation formerly known as Pennsylvania Gas and Water Company (the 'Company'), upon the terms and subject to the conditions set forth in the Offer to Purchase, dated April 18, 1997 (the 'Offer to Purchase'), and the related Letter of Transmittal (which together constitute the 'Offer'), receipt of which is hereby acknowledged, the number of shares of 4.10% Cumulative Preferred Stock, par value $100.00 per share, voluntary liquidation preference $105.50 per share, involuntary liquidation preference $100.00 per share (the 'Shares'), of the Company listed below, pursuant to the guaranteed delivery procedure set forth in Section 6 of the Offer to Purchase.

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
Number of Shares:

______________________________________________________   ______________________________________________________
Certificate Nos.: (if available)                                              Signature(s)

______________________________________________________   ______________________________________________________
                                                                         Name(s) (Please Print)

______________________________________________________   ______________________________________________________
If Shares will be tendered by book-entry transfer:                               Address
Name of Tendering Institution:
                                                         ______________________________________________________
______________________________________________________

                                                         ______________________________________________________
Account No.  __________________________ at (check one)                Area Code and Telephone Number
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/ / The Depository Trust Company

/ / Philadelphia Depository Trust Company

                                   GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

     The undersigned, a firm that is a member of a registered national securities exchange or the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or correspondent in the United States, guarantees (a) that the above-named person(s) has a net long position in the Shares being tendered within the meaning of Rule 14e-4 promulgated under the Securities Exchange Act of 1934, as amended, (b) that such tender of Shares complies with Rule 14e-4 and (c) delivery to the Depositary at one of its addresses set forth above certificate(s) for the Shares tendered hereby, in proper form for transfer, or a confirmation of the book-entry transfer of the Shares tendered hereby into the Depositary's account at The Depository Trust Company or the Philadelphia Depository Trust Company, in each case together with a properly completed and duly executed Letter(s) of Transmittal (or facsimile(s) thereof), with any required signature guarantee(s) and any other required documents, all within three business days after the date hereof.

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

______________________________________________________   ______________________________________________________
                     Name of Firm                                         Authorized Signature

______________________________________________________   ______________________________________________________
                        Address                                                   Name

______________________________________________________   ______________________________________________________
                 City, State, Zip Code                                            Title

______________________________________________________
            Area Code and Telephone Number

Dated: _________________________________________, 1997
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                 DO NOT SEND STOCK CERTIFICATES WITH THIS FORM.
                   YOUR STOCK CERTIFICATES MUST BE SENT WITH
                           THE LETTER OF TRANSMITTAL.